CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS FOURTH QUARTER AND
FULL YEAR 2015 FINANCIAL RESULTS

January 26, 2016 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported financial results for the fourth quarter and full year of 2015. The Company recorded net income of $5.5 million, or $0.38 per diluted common share, for the quarter ended December 31, 2015 compared to $5.6 million, or $0.38 per diluted common share, for the fourth quarter of 2014. Results for the fourth quarter of 2015 were impacted by $414,000, pre-tax, of merger-related expenses associated with Metro's announcement on August 4, 2015 that it has agreed to be acquired by F.N.B. Corporation. Net income for the full year totaled $20.2 million, or $1.40 per diluted common share, compared to $21.1 million, or $1.46 per diluted common share, for 2014.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Twelve Months Ended
			%			%
	12/31/15	12/31/14	Change	12/31/15	12/31/14	Change
Total assets	$2,905.4	$2,997.6	(3)%

Total loans (net)	2,006.6	1,973.5	2%

Total deposits	2,361.9	2,380.7	(1)%

Total revenues	$33.0	$33.1	—%	$134.0	$127.5	5%

Net income	5.5	5.6	(1)%	20.2	21.1	(4)%

Adjusted net income*	5.9	5.6	5%	23.9	21.1	13%

Diluted net income per common share	$0.38	$0.38	—%	$1.40	$1.46	(4)%

Adjusted diluted net income per common share*	0.41	0.38	8%	1.65	1.46	13%
* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Income Statement Highlights

•
The Company recorded net income of $5.5 million, or $0.38 per diluted common share, for the fourth quarter of 2015 compared to net income of $5.6 million, or $0.38 per diluted common share for the same period one year ago; a $58,000, or 1%, decrease. Exclusive of net gains (losses) on sales/calls of securities and merger-related expenses, adjusted net income was $5.9 million*, or $0.41 per diluted common share*, for the fourth quarter of 2015 compared to $5.6 million, or $0.38 per diluted common share, for the same period one year ago. Net income for the full year of 2015 totaled $20.2 million, or $1.40 per diluted common share. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses in 2015, adjusted net income for the full year of 2015 totaled $23.9 million*, or $1.65 per diluted common share*.

•
Total revenues (net interest income plus noninterest income) for the fourth quarter of 2015 were $33.0 million, down $163,000 from total revenues of $33.1 million for the same quarter one year ago. Total revenues for 2015 increased $6.5 million, or 5%, over 2014 to $134.0 million.

•
Return on average stockholders' equity (ROE) was 7.79% for the fourth quarter of 2015 compared to 8.43% for the same period last year and to 7.03% the previous quarter. Exclusive of net gains (losses) on sales/calls of securities and merger-related expenses in the fourth quarter of 2015, adjusted ROE was 8.38%* for the quarter compared to 8.55%* for the same period last year. ROE for the full year of 2015 was 7.41%, compared to 8.46% for 2014. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses in 2015, adjusted ROE for 2015 was 8.75%* compared to 8.48%* for 2014.

•
The Company's net interest margin on a fully-taxable basis for the fourth quarter of 2015, was 3.57%, compared to 3.60% for the fourth quarter of 2014. The Company's deposit cost of funds for the fourth quarter was 0.27%, compared to 0.27% for the previous quarter and to the same amount for the fourth quarter one year ago.

•
The provision for loan losses totaled $3.0 million for the fourth quarter of 2015, compared to $2.3 million for the previous quarter and compared to $2.7 million for the fourth quarter one year ago. The total provision for 2015 was $9.3 million, up $2.6 million, or 38%, over 2014.

•
Noninterest expenses for the fourth quarter of 2015 were $21.8 million, down $1.8 million, or 8%, from the previous quarter and down $577,000, or 3%, from the same quarter last year. Total noninterest expenses for 2015 were $94.2 million, up $3.7 million, or 4%, compared to 2014.

•
The efficiency ratio for the fourth quarter of 2015 was 66.1% compared to 70.6% for the previous quarter and 67.5% for the fourth quarter of 2014. Excluding net gains (losses) on sales/calls of securities and merger-related expenses, the Company's adjusted efficiency ratio was 64.8%* for the fourth quarter of 2015 compared to 67.3%* for the same period last year. Excluding the same items as previously mentioned, the adjusted efficiency ratio for the full year of 2015 was 66.9%* compared to 71.0%* for 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Balance Sheet Highlights

•	Net loans totaled $2.0 billion, up $33.1 million, or 2%, over the fourth quarter 2014.

•	Total deposits at December 31, 2015 were $2.36 billion, and core deposits totaled $2.22 billion at December 31, 2015.

•	Metro's capital levels remain strong with a Tier 1 Leverage ratio of 9.73%, a common equity tier 1 ratio of 12.81% and a total risk-based capital ratio of 13.91%.

•
Stockholders' equity totaled $283.0 million, or 10%, of total assets, at the end of the fourth quarter 2015, up $17.4 million, or 7%, over the past twelve months. At December 31, 2015, the Company's book value per common share was $19.78, up from $19.57 per common share at September 30, 2015 and up $1.18, or 6%, per common share over December 31, 2014. The market price of Metro's common stock increased by 21%, over the past twelve months from $25.92 per common share at December 31, 2014 to $31.38 per common share at December 31, 2015.

Income Statement Overview

	Three months ended December 31,			Twelve months ended December 31,
(dollars in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change
Total revenues	$32,974	$33,137	—%	$134,003	$127,524	5%
Provision for loan losses	2,950	2,650	11	9,300	6,750	38
Total noninterest expenses	21,792	22,369	(3)	94,199	90,548	4
Net income	5,501	5,559	(1)	20,215	21,085	(4)
Adjusted net income*	5,915	5,636	5	23,865	21,138	13
Diluted net income per common share	$0.38	$0.38	—%	$1.40	$1.46	(4)%
Adjusted diluted net income per common share*	0.41	0.38	8	1.65	1.46	13
Cash dividends per common share	0.07	—	—	0.28	—	—
Efficiency ratio	66.1%	67.5%		70.3%	71.0%
Adjusted efficiency ratio*	64.8%	67.3%		66.9%	71.0%

Metro recorded net income of $5.5 million, or $0.38 per diluted common share, for the fourth quarter of 2015 compared to net income of $5.6 million, or $0.38 per diluted common share, for the fourth quarter of 2014. Exclusive of net gains (losses) on sales/calls of securities and merger-related expenses, adjusted net income was $5.9 million*, or $0.41 per diluted common share*, for the fourth quarter of 2015 compared to $5.6 million*, or $0.38* per diluted common share, for the same period one year ago.

Net income for the year ended December 31, 2015 was $20.2 million compared to $21.1 million recorded in 2014, down 4%. Earnings per diluted common share for 2015 were $1.40 compared to $1.46 for the same period last year, a 4% decrease. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses in 2015, adjusted net income for 2015 totaled $23.9 million*, or $1.65 per diluted common share*, compared to $21.1 million*, or $1.46* per diluted common share, recorded for 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Total revenues (net interest income plus noninterest income) for the fourth quarter of 2015 were $33.0 million, down $163,000 from the fourth quarter of 2014. Total revenues for the year ended December 31, 2015 were $134.0 million, up $6.5 million, or 5%, over last year.

Noninterest expenses for the quarter totaled $21.8 million, down $577,000, or 3%, compared to the same period in 2014. On a linked quarter basis, total noninterest expenses were down $1.8 million, or 8%, from the third quarter of 2015. Total noninterest expenses for the year ended December 31, 2015 were $94.2 million, up $3.7 million, or 4%, over last year.

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2015 totaled $25.1 million, down $539,000, or 2%, from the fourth quarter of 2014. Net interest income for the year ended December 31, 2015 totaled $102.6 million versus $97.8 million for the year 2014, a $4.8 million, or 5%, increase.

Average interest-earning assets for the fourth quarter of 2015 totaled $2.82 billion versus $2.85 billion for the previous quarter and were down $39.8 million, or 1%, from the fourth quarter of 2014. Average loans receivable increased by $124.2 million, or 6%, and average investment securities balances decreased by $164.0 million, or 18%, from the fourth quarter of last year. Average interest-bearing deposits totaled $1.86 billion for the fourth quarter of 2015, up $13.3 million, or 1%, over the same period of 2014 and average noninterest-bearing deposits for the fourth quarter 2015 were $536.7 million, up $56.3 million, or 12%, over the fourth quarter last year. Average interest-earning assets for the full year 2015 totaled $2.84 billion versus $2.77 billion for 2014, an increase of $74.6 million, or 3%.

The net interest margin for the fourth quarter of 2015 was 3.50%, down 8 basis points (bps) from the 3.58% recorded for the previous quarter and down 3 bps from the 3.53% recorded in the fourth quarter one year ago. The net interest margin on a fully-taxable basis for the fourth quarter of 2015 was 3.57%, down 7 bps from the previous quarter and down 3 bps compared to the fourth quarter of 2014.

The net interest margin for the year 2015 was 3.57%, up 7 bps over the 3.50% recorded in of 2014. On a fully-taxable basis, the net interest margin for the year ended December 31, 2015 was 3.64%, up 6 bps compared to 3.58% for the year ended December 31, 2014.

Metro's deposit cost of funds for the fourth quarter of 2015 was stable at 0.27%, compared to 0.27% for the previous quarter, and the fourth quarter one year ago. Metro's deposit cost of funds for the year ended December 31, 2015 was 0.27% compared to 0.27% for the same period in 2014. The total cost of all funding sources for the fourth quarter of 2015 was 0.29%, compared to 0.29% the previous quarter and 0.27% for the same period in 2014.

Change in Net Interest Income and Rate/Volume Analysis

The change in net interest income on a fully tax-equivalent basis for the fourth quarter and for the full twelve months of 2015 over the same periods of 2014 is shown in the table below.

(dollars in thousands)	Tax-equivalent net interest income
2015 vs. 2014	Volume Change	Rate Change	Total Change	% Change
4th Quarter	$616	$(1,211)	$(595)	(2)%
Twelve Months	$6,672	$(2,097)	$4,575	5%

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Noninterest Income

Noninterest income for the fourth quarter of 2015 totaled $7.9 million, up $376,000, or 5%, over the fourth quarter one year ago. Card, service charges and other noninterest income increased by $197,000, or 3%, for the fourth quarter of 2015 over the same period in 2014. Gains on the sales of loans were up $60,000, or 12%, for the quarter over the same period last year. Noninterest income for the full year 2015 totaled $31.4 million, up $1.6 million, or 6%, compared to the full year 2014. Card, service charges and other noninterest income were $29.3 million, an increase of $562,000, or 2%, compared to the same period in 2014, while gains on sales of loans were $1.6 million for the year ended December 31, 2015 versus $1.0 million for the year ended December 31, 2014, up 56%. Net gains on sales/calls of securities for the year ended December 31, 2015 were $428,000 compared to a net loss of $82,000 in 2014.

The breakdown of noninterest income for the fourth quarter and for the years ended 2015 and 2014, respectively, is shown in the table below:

	Three months ended December 31,			Twelve months ended December 31,
(dollars in thousands)	2015	2014	% Increase (Decrease)	2015	2014	% Increase
Card, service charges and other noninterest income	$7,329	$7,132	3%	$29,331	$28,769	2%
Gains on sales of loans	566	506	12	1,610	1,034	56
Net gains (losses) on sales/calls of securities	—	(119)	—	428	(82)	—
Total noninterest income	$7,895	$7,519	5%	$31,369	$29,721	6%

Noninterest Expenses

Noninterest expenses for the fourth quarter of 2015 were $21.8 million, down $1.8 million, or 8%, on a linked quarter basis, and down $577,000, or 3%, compared to the fourth quarter one year ago. Total noninterest expenses for the fourth quarter of 2015 included $414,000 of merger-related costs which were primarily associated with legal and consulting services utilized by Metro. For the year ended December 31, 2015, noninterest expense totaled $94.2 million, up $3.7 million, or 4%, over $90.5 million recorded for year ended December 31, 2014. Excluding the nonrecurring costs, total noninterest expenses for 2015 were $89.4 million*, down $1.1 million, or 1%, compared to 2014.

The breakdown of noninterest expenses for the fourth quarter and for the years ended 2015 and 2014, respectively, are shown in the following table:

	Three months ended December 31,			Twelve months ended December 31,
(dollars in thousands)	2015	2014	% Change	2015	2014	% Change
Salaries and employee benefits	$11,242	$10,695	5%	$44,686	$44,381	1%
Occupancy and equipment	2,516	2,726	(8)	11,896	12,370	(4)
Advertising and marketing	216	449	(52)	1,410	1,737	(19)
Data processing	3,801	3,745	1	14,689	13,538	9
Regulatory assessments and related costs	545	508	7	2,203	2,205	—
Loan expense	415	237	75	2,496	1,406	78
Merger-related expenses	414	—	—	2,105	—	—
Professional services	(495)	714	(169)	1,264	1,687	(25)
Other expenses	3,138	3,295	(5)	13,450	13,224	2
Total noninterest expenses	$21,792	$22,369	(3)%	$94,199	$90,548	4%
* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

Balance Sheet

	As of December 31,
(dollars in thousands)	2015	2014	% Change
Total assets	$2,905,373	$2,997,572	(3)%
Total loans (net)	2,006,624	1,973,536	2
Total deposits	2,361,902	2,380,672	(1)
Total core deposits	2,215,134	2,208,911	—
Total stockholders' equity	282,972	265,523	7

Lending

Gross loans receivable totaled $2.0 billion at December 31, 2015, an increase of $31.9 million, or 2%, over December 31, 2014. The composition of the Company's loan portfolio at December 31, 2015 and December 31, 2014 was as follows:

(dollars in thousands)	December 31, 2015	% of Total	December 31, 2014	% of Total	$ Change	% Change
Commercial and industrial	$561,681	28%	$525,127	26%	$36,554	7%
Commercial tax-exempt	59,145	3	71,151	4	(12,006)	(17)
Owner occupied real estate	307,702	15	332,070	17	(24,368)	(7)
Commercial construction and land development	143,086	7	138,064	7	5,022	4
Commercial real estate	635,668	31	594,276	29	41,392	7
Residential	110,262	5	110,951	6	(689)	(1)
Consumer	212,888	11	226,895	11	(14,007)	(6)
Gross loans receivable	$2,030,432	100%	$1,998,534	100%	$31,898	2%

Asset Quality

The Company's asset quality ratios are shown below:

	Quarter ended
	December 31, 2015	September 30, 2015	December 31, 2014
Nonperforming assets/total assets	1.74%	1.42%	1.44%
Net loan charge-offs (annualized)/average total loans	1.13%	0.26%	0.45%
Allowance for loan losses/total loans	1.17%	1.27%	1.25%
Nonperforming loan coverage	55%	74%	71%
Nonperforming assets/capital and allowance for loan losses	17%	14%	15%

Nonperforming loans totaled $43.5 million at December 31, 2015, an increase of $7.2 million from September 30, 2015, while foreclosed asset balances increased by $1.3 million to $7.2 million during the same period. Compared to December 31, 2014, nonperforming loans at December 31, 2015 increased $8.0 million, or 23%, and foreclosed assets decreased $493,000, or 6%.

Total nonperforming assets increased during the fourth quarter of 2015 by $8.5 million, or 20%, to $50.6 million, or 1.74%, of total assets at December 31, 2015, compared to $42.1 million, or 1.42%, of total assets at September 30, 2015. Nonperforming assets were up $7.6 million, or 18%, over the past year, compared to $43.1 million, or 1.44% of total assets at December 31, 2014.

At December 31, 2015, foreclosed assets totaling $4.1 million were under contract to be sold with no additional net loss to the Company expected.

Net loan charge-offs totaled $5.9 million, or 1.13%, of average loans outstanding for the fourth quarter of 2015, and were comprised of $6.1 million in gross loan charge-offs offset partially by $206,000 in recoveries. One loan relationship accounted for $4.1 million, or 69%, of the net charge-offs for the fourth quarter and a second relationship accounted for $1.4 million, or 24%, of total net charge-offs for the fourth quarter. Net loan charge-offs for the fourth quarter of 2014 totaled $2.2 million, or 0.45%, of average loans outstanding. Total net loan charge-offs for the year ended December 31, 2015 were $10.5 million, or 0.51%, of average loans outstanding compared to $4.9 million, or 0.26%, for the year ended December 31, 2014.

The Company recorded a provision for loan losses of $3.0 million for the fourth quarter of 2015 as compared to $2.3 million for the previous quarter and $2.7 million recorded in the fourth quarter of 2014. The allowance for loan losses (allowance or ALL) totaled $23.8 million as of December 31, 2015, compared to $25.0 million at December 31, 2014. The allowance represented 1.17% of gross loans outstanding at December 31, 2015, compared to 1.27% at September 30, 2015 and 1.25% at December 31, 2014.

Deposits

The Company's deposit balances at December 31, 2015 were $2.36 billion, compared to total deposits of $2.38 billion one year ago.

The change in core deposits over the past twelve months by type of account is as follows:

	As of December 31,
(dollars in thousands)	2015	2014	% Change	4th Quarter 2015 Cost of Funds
Demand noninterest-bearing	$564,809	$478,724	18%	0.00%
Interest checking and money market	1,020,762	1,052,915	(3)	0.26
Savings	492,446	546,045	(10)	0.28
Subtotal	2,078,017	2,077,684	—	0.20
Time	137,117	131,227	4	1.18
Total core deposits	$2,215,134	$2,208,911	—%	0.26%

Total core deposits, excluding time deposits, increased $333,000 over the past twelve months. The cost of core deposits, excluding time deposits, during the fourth quarter of 2015 was 0.20% unchanged from both the previous quarter and the fourth quarter of 2014. The cost of total core deposits for the fourth quarter of 2015 was 0.26%, the same as the previous quarter and the fourth quarter of 2014.

Change in total core deposits by type of customer was as follows:

	December 31,	% of	December 31,	% of	%
(dollars in thousands)	2015	Total	2014	Total	Change
Consumer	$1,112,587	50%	$1,016,724	46%	9%
Commercial	761,625	34	707,738	32	8
Government	340,922	16	484,449	22	(30)
Total	$2,215,134	100%	$2,208,911	100%	—%

Total consumer core deposits increased by $95.9 million, or 9%, and total commercial core deposits grew by $53.9 million, or 8%, over the past twelve months.

Investments

At December 31, 2015, the Company's investment portfolio totaled $724.7 million, down $2.3 million, on a linked quarter basis and down $128.4 million, or 15%, compared to December 31, 2014. The Company continues to redirect regular monthly cash flows from its investment portfolio into loan originations and paying down borrowings at this time. Detailed below is information regarding the composition and characteristics of the portfolio at December 31, 2015:

Product description	Available for sale	Held to maturity	Total
(dollars in thousands)
U.S. Government agency securities	$33,251	$139,143	$172,394
Mortgage-backed securities:
Residential mortgage-backed securities	52,763	11,375	64,138
Agency collateralized mortgage obligations	266,171	182,031	448,202
Municipal securities	30,229	9,699	39,928
Total	$382,414	$342,248	$724,662
Duration (in years)	4.6	5.1	4.8
Average life (in years)	5.2	5.9	5.5
Quarterly average yield (annualized)	2.27%	2.45%	2.36%

At December 31, 2015, the after-tax unrealized loss on the Company's available for sale portfolio was $4.1 million, as compared to an after-tax unrealized loss of $3.9 million at December 31, 2014. The decrease in the level of government core deposits between December 31, 2014 is primarily related to these deposit customers not receiving their normal government funding as a result of the Commonwealth of Pennsylvania not timely passing a fiscal budget.

Capital

Stockholders' equity at December 31, 2015 totaled $283.0 million, compared to $265.5 million at December 31, 2014. Return on average stockholders' equity (ROE) for the fourth quarter of 2015 was 7.79%, compared to 7.03% for the previous quarter and 8.43% for the fourth quarter last year. Exclusive of net gains (losses) on sales/calls of securities and merger-related expenses, adjusted ROE was 8.38%* for the fourth quarter of 2015 compared to 8.55%* for the same period last year. ROE for the year 2015 was 7.41%, compared to 8.46% for the year 2014. Exclusive of net gains on sales/calls of securities and certain nonrecurring expenses during 2015, adjusted ROE for the year 2015 was 8.75%* compared to 8.48%* for the year 2014.

* Non-GAAP financial measure; please refer to the Statement Regarding Non-GAAP Financial Measures included in this document for an explanation of the Company's use of non-GAAP financial measures and their reconciliation to GAAP measures.

The Company's risk-based capital ratios and leverage ratios at December 31, 2015 and 2014 were as follows:

	12/31/2015	12/31/2014	Regulatory guidelines “well capitalized”
Leverage ratio	9.73%	9.00%	5.00%
CET1 capital	12.81	n/a	6.50
Tier 1 capital	12.81	12.28	8.00
Total capital	13.91	13.42	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At December 31, 2015, the Company's book value per common share was $19.78, compared to $18.60 one year ago, up 6%.

The market price of the Company's common stock increased by 21% from $25.92 per common share at December 31, 2014 to $31.38 per common share at December 31, 2015.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available to us at the time, we can give no assurance that any of them will be achieved. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the inability to complete the proposed merger with FNB in a timely manner or at all;

•	the possibility that any of the anticipated benefits of the proposed merger will not be realized;

•	the effect of the announcement of the merger on Metro’s, FNB’s or the combined company’s respective business relationships, operating results and business generally;

•	diversion of management’s attention from ongoing business operations and opportunities;

•	difficulties and delays in integrating Metro's businesses with those of FNB;

•
the effects of and changes in, trade, monetary and fiscal policies, including in particular interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the federal government’s inability to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in laws and regulations affecting the financial services industry (including laws concerning taxes, banking, securities and insurance as well as enhanced expectations of regulators);

•
possible impacts of the capital and liquidity requirements of the Basel III standards as implemented or to be implemented by the Federal Reserve and other US regulators, as well as other regulatory pronouncements and prudential standards;

•	changes in regulatory policies on positions relating to capital distributions;

•	our ability to generate sufficient earnings to justify capital distributions;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses or any provisions;

•	the views and actions of the Consumer Financial Protection Bureau regarding consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies, including regulatory expectations regarding enhanced compliance programs;

•	our ability to continue to grow our business internally while controlling costs;

•	deposit flows;

•	the inability to achieve anticipated cost savings in the amount of time expected, and the emergence of unexpected offsetting costs in the compliance or risk management areas or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically and effectively;

•	the loss of key officers or other personnel;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	rapidly changing technology;

•	our continued relationships with major customers;

•	the effect of terrorist attacks and threats of actual war;

•
interruption or breach in security of our information systems, including cyber-attacks, resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems or disclosure of confidential information;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.
Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (SEC).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and the Company disclaims any obligation to update this information.

Statement Regarding Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The tables that follow present reconciliations of certain non-GAAP measures to the most directly comparable GAAP measures. These reconciliations exclude certain nonrecurring charges incurred during the three and twelve months ended December 31, 2015, which the Company believes do not reflect the operating performance of the Company during those periods. These nonrecurring charges include (1) merger-related expenses during the third and fourth quarters of 2015 (which will continue to be incurred through the first quarter of 2016, when the merger is planned to occur), (2) stock-based compensation expense related to the immediate vesting of all outstanding employee stock options during the second quarter of 2015, (3) a write-off during the second quarter of 2015 of pre-construction costs related to a terminated land lease agreement for a planned future store, and (4) accelerated depreciation expense recognized during the first half of 2015 due to closing two stores. There have not been similar nonrecurring charges within the prior two years and, based on current information, the Company believes the nature of each nonrecurring charge is such that it is not reasonably likely to recur within two years. Additionally, these reconciliations exclude net gains from the sales/calls of securities for all periods presented. The Company’s management uses these non-GAAP measures to evaluate the performance of the Company and believes this presentation also increases the comparability of period-to-period results.
The Company believes these non-GAAP measures, in addition to GAAP measures, provide useful information for investors to evaluate the Company’s results. These non-GAAP measures should not be considered a substitute for GAAP measures, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies.

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
Adjusted net income reconciliation:
Net income	$5,501	$5,559	$20,215	$21,085
Nonrecurring charges, net of tax:
Merger-related expenses(1)	414	—	1,934	—
Accelerated vesting of employee stock options(1)	—	—	1,179	—
Accelerated depreciation expense for two store closures(1)	—	—	491	—
Pre-construction costs of cancelled planned store(1)	—	—	324	—
Total nonrecurring charges, net of tax	414	—	3,928	—
Net (gains) losses on sales/calls of securities, net of tax(1)	—	77	(278)	53
Adjusted net income(2)	$5,915	$5,636	$23,865	$21,138

Adjusted diluted net income per common share reconciliation:
Diluted net income per common share	$0.38	$0.38	$1.40	$1.46
Nonrecurring charges, net of tax:
Merger-related expenses(1)	0.03	—	0.13	—
Accelerated vesting of employee stock options(1)	—	—	0.09	—
Accelerated depreciation expense for two store closures(1)	—	—	0.03	—
Pre-construction costs of cancelled planned store(1)	—	—	0.02	—
Total nonrecurring charges, net of tax	0.03	—	0.27	—
Net gains on sales/calls of securities, net of tax(1)	—	—	(0.02)	—
Adjusted diluted net income per common share(2)	$0.41	$0.38	$1.65	$1.46

Adjusted operating efficiency ratio reconciliation:
Total revenues	$32,974	$33,137	$134,003	$127,524
Net (gains) losses on sales/calls of securities, pretax	—	119	(428)	82
Adjusted total revenues(2)	$32,974	$33,256	$133,575	$127,606
Total noninterest expenses	$21,792	$22,369	$94,199	$90,548
Nonrecurring charges, pretax:
Merger-related expenses	(414)	—	(2,105)	—
Accelerated vesting of employee stock options	—	—	(1,424)	—
Accelerated depreciation expense for two store closures	—	—	(755)	—
Pre-construction costs of cancelled planned store	—	—	(499)	—
Total nonrecurring charges, pretax	(414)	—	(4,783)	—
Adjusted total noninterest expenses(2)	$21,378	$22,369	$89,416	$90,548
Adjusted operating efficiency ratio(2)	64.83%	67.26%	66.94%	70.96%

Adjusted return on average assets reconciliation:
Adjusted net income(2)	$5,915	$5,636	$23,865	$21,138
Average assets	2,946,149	2,982,765	2,972,769	2,885,576
Adjusted return on average assets(2)	0.80%	0.75%	0.80%	0.73%

Adjusted return on average stockholders' equity reconciliation:
Adjusted net income(2)	$5,915	$5,636	$23,865	$21,138
Average stockholders' equity	280,127	261,521	272,740	249,324
Adjusted return on average stockholders' equity(2)	8.38%	8.55%	8.75%	8.48%

(1) Assumes a 35% tax rate. Merger-related expenses resulted in a pretax expense of $2.1 million during the second half of 2015, of which $1.6 million is not deductible for federal tax purposes. The accelerated vesting of employee stock options resulted in a pretax expense of $1.4 million during the second quarter of 2015, $724,000 of which is not deductible for federal tax purposes.
(2) Non-GAAP measure.

Metro Bancorp, Inc. and Subsidiaries
Selected Consolidated Financial Data

	At or for the					For the
	Three months ended					Twelve months ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
(dollars in thousands, except per share amounts)	2015	2015	Change	2014	Change	2015	2014	Change
Income Statement Data:
Net interest income	$25,079	$25,925	(3)%	$25,618	(2)%	$102,634	$97,803	5%
Provision for loan losses	2,950	2,250	31	2,650	11	9,300	6,750	38
Noninterest income	7,895	7,475	6	7,519	5	31,369	29,721	6
Total revenues	32,974	33,400	(1)	33,137	—	134,003	127,524	5
Noninterest expenses	21,792	23,576	(8)	22,369	(3)	94,199	90,548	4
Net income	5,501	4,815	14	5,559	(1)	20,215	21,085	(4)
Per Common Share Data:
Net income per common share:
Basic	$0.39	$0.34	15%	$0.39	—%	$1.42	$1.48	(4)%
Diluted	0.38	0.33	15	0.38	—	1.40	1.46	(4)
Cash dividends per common share	0.07	0.07	—	—	—	0.28	—	—
Book value	19.78	19.57	1	18.60	6
Weighted-average common shares outstanding (in thousands):
Basic	14,226	14,067		14,217		14,144	14,191
Diluted	14,509	14,350		14,478		14,409	14,414
Balance Sheet Data:
Total assets	$2,905,373	$2,966,160	(2)%	$2,997,572	(3)%
Loans receivable (net)	2,006,624	2,070,962	(3)	1,973,536	2
Allowance for loan losses	23,808	26,742	(11)	24,998	(5)
Investment securities	724,662	726,988	—	853,032	(15)
Total deposits	2,361,902	2,445,487	(3)	2,380,672	(1)
Core deposits	2,215,134	2,279,211	(3)	2,208,911	—
Stockholders' equity	282,972	277,598	2	265,523	7
Capital:
Total stockholders' equity to assets	9.74%	9.36%		8.86%
Leverage ratio	9.73	9.34		9.00
Risk-based capital ratios:
CET1	12.81	12.01		n/a
Tier 1	12.81	12.06		12.28
Total Capital	13.91	13.25		13.42
Performance Ratios:
Deposit cost of funds	0.27%	0.27%		0.27%		0.27%	0.27%
Cost of funds	0.29	0.29		0.27		0.28	0.30
Net interest margin	3.50	3.58		3.53		3.57	3.50
Return on average assets	0.74	0.64		0.74		0.68	0.73
Return on average stockholders' equity	7.79	7.03		8.43		7.41	8.46
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	1.13%	0.26%		0.45%		0.51%	0.26%
Nonperforming assets to total period-end assets	1.74	1.42		1.44
Allowance for loan losses to total period-end loans	1.17	1.27		1.25
Allowance for loan losses to period-end nonperforming loans	55	74		71
Nonperforming assets to capital and allowance for loan losses	17	14		15

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2015	2014
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$57,061	$42,832
Securities, available for sale at fair value	382,414	528,038
Securities, held to maturity at cost (fair value 2015: $338,956; 2014: $319,923)	342,248	324,994
Loans, held for sale	27	4,996
Loans receivable, net of allowance for loan losses (allowance 2015: $23,808; 2014: $24,998)	2,006,624	1,973,536
Restricted investments in bank stock	13,108	15,223
Premises and equipment, net	71,763	75,182
Other assets	32,128	32,771
Total assets	$2,905,373	$2,997,572

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$564,809	$478,724
Interest-bearing	1,797,093	1,901,948
Total deposits	2,361,902	2,380,672
Short-term borrowings	214,355	333,475
Long-term debt	25,000	—
Other liabilities	21,144	17,902
Total liabilities	2,622,401	2,732,049
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000 aggregate liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding 2014)	—	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued shares 2015: 14,610,641; 2014: 14,232,844; outstanding shares 2015: 14,309,441; 2014: 14,220,544)	14,611	14,233
Surplus	169,581	160,588
Retained earnings	110,655	94,496
Accumulated other comprehensive loss	(4,144)	(3,875)
Treasury stock, at cost (common shares 2015: 301,200; 2014: 12,300)	(7,731)	(319)
Total stockholders' equity	282,972	265,523
Total liabilities and stockholders' equity	$2,905,373	$2,997,572

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
Interest Income
Loans receivable, including fees:
Taxable	$22,004	$21,369	$88,498	$81,278
Tax-exempt	658	762	2,694	3,281
Securities:
Taxable	4,107	5,122	18,052	20,373
Tax-exempt	241	240	962	850
Total interest income	27,010	27,493	110,206	105,782
Interest Expense
Deposits	1,625	1,579	6,335	5,904
Short-term borrowings	221	296	914	1,136
Long-term debt	85	—	323	939
Total interest expense	1,931	1,875	7,572	7,979
Net interest income	25,079	25,618	102,634	97,803
Provision for loan losses	2,950	2,650	9,300	6,750
Net interest income after provision for loan losses	22,129	22,968	93,334	91,053
Noninterest Income
Card, service charges and other noninterest income	7,329	7,132	29,331	28,769
Net gains on sales of loans	566	506	1,610	1,034
Net gains (losses) on sales/call of securities	—	(119)	428	(82)
Total noninterest income	7,895	7,519	31,369	29,721
Noninterest Expenses
Salaries and employee benefits	11,242	10,695	44,686	44,381
Occupancy and equipment	2,516	2,726	11,896	12,370
Advertising and marketing	216	449	1,410	1,737
Data processing	3,801	3,745	14,689	13,538
Regulatory assessments and related costs	545	508	2,203	2,205
Loan expense	415	237	2,496	1,406
Merger-related expenses	414	—	2,105	—
Professional services	(495)	714	1,264	1,687
Other	3,138	3,295	13,450	13,224
Total noninterest expenses	21,792	22,369	94,199	90,548
Income before taxes	8,232	8,118	30,504	30,226
Provision for federal income taxes	2,731	2,559	10,289	9,141
Net income	$5,501	$5,559	$20,215	$21,085
Net Income per Common Share
Basic	$0.39	$0.39	$1.42	$1.48
Diluted	0.38	0.38	1.40	1.46
Cash Dividends per Common Share	0.07	—	0.28	—
Average Common and Common Equivalent Shares Outstanding
Basic	14,226	14,217	14,144	14,191
Diluted	14,509	14,478	14,409	14,414

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(Unaudited)

	Three months ended									Twelve months ended
	December 31, 2015			September 30, 2015			December 31, 2014			December 31, 2015			December 31, 2014
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Investment securities:
Taxable	$700,302	$4,107	2.34%	$726,097	$4,238	2.33%	$864,259	$5,122	2.37%	$744,297	$18,052	2.43%	$870,984	$20,373	2.34%
Tax-exempt	39,695	370	3.73	39,694	370	3.73	39,688	369	3.73	39,693	1,480	3.73	34,889	1,308	3.75
Total securities	739,997	4,477	2.42	765,791	4,608	2.41	903,947	5,491	2.43	783,990	19,532	2.49	905,873	21,681	2.39
Total loans	2,081,892	23,017	4.34	2,085,290	23,731	4.47	1,957,786	22,542	4.52	2,059,499	92,643	4.45	1,862,978	86,326	4.58
Total interest-earning assets	2,821,889	$27,494	3.84%	2,851,081	$28,339	3.91%	2,861,733	$28,033	3.86%	2,843,489	$112,175	3.91%	2,768,851	$108,007	3.87%
Allowance for loan losses	(26,959)			(25,986)			(25,138)			(26,072)			(24,381)
Other noninterest earning assets	151,219			156,910			146,170			155,352			141,106
Total assets	$2,946,149			$2,982,005			$2,982,765			$2,972,769			$2,885,576
Liabilities and Stockholders' Equity
Interest-bearing deposits:
Regular savings	$522,818	$364	0.28%	$521,504	$360	0.27%	$475,799	$336	0.28%	$530,168	$1,459	0.28%	$465,620	$1,314	0.28%
Interest checking and money market	1,042,241	694	0.26	1,014,035	677	0.27	1,055,778	710	0.27	1,026,460	2,715	0.26	992,072	2,671	0.27
Time deposits	136,648	407	1.18	133,210	391	1.16	131,888	376	1.13	132,714	1,518	1.14	128,037	1,386	1.08
Public time and other noncore deposits	154,286	160	0.41	172,781	175	0.40	179,234	157	0.35	170,397	643	0.38	161,044	533	0.33
Total interest-bearing deposits	1,855,993	1,625	0.35	1,841,530	1,603	0.35	1,842,699	1,579	0.34	1,859,739	6,335	0.34	1,746,773	5,904	0.34
Short-term borrowings	227,170	221	0.38	295,301	259	0.34	380,762	296	0.30	268,945	914	0.34	388,518	1,136	0.29
Long-term debt	25,000	85	1.32	25,000	85	1.32	—	—	—	24,041	323	1.32	11,601	939	8.09
Total interest-bearing liabilities	2,108,163	$1,931	0.36%	2,161,831	$1,947	0.36%	2,223,461	$1,875	0.33%	2,152,725	$7,572	0.35%	2,146,892	$7,979	0.37%
Demand deposits (noninterest-bearing)	536,735			528,630			480,466			526,770			472,322
Other liabilities	21,124			19,678			17,317			20,534			17,038
Total liabilities	2,666,022			2,710,139			2,721,244			2,700,029			2,636,252
Stockholders' equity	280,127			271,866			261,521			272,740			249,324
Total liabilities and stockholders' equity	$2,946,149			$2,982,005			$2,982,765			$2,972,769			$2,885,576

Net interest income and margin on a tax-equivalent basis		$25,563	3.57%		$26,392	3.64%		$26,158	3.60%		$104,603	3.64%		$100,028	3.58%
Tax-exempt adjustment		484			467			540			1,969			2,225
Net interest income and margin		$25,079	3.50%		$25,925	3.58%		$25,618	3.53%		$102,634	3.57%		$97,803	3.50%

Securities include securities available for sale, securities held to maturity and restricted investments in bank stock. Securities available for sale are carried at amortized cost for purposes of calculating the average rate received on taxable securities. Yields on tax-exempt securities and loans are computed on a tax-equivalent basis, assuming a 35% tax rate.

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
(dollars in thousands)	2015	2014	2015	2014

Balance at beginning of period	$26,742	$24,540	$24,998	$23,110
Provisions charged to operating expenses	2,950	2,650	9,300	6,750
	29,692	27,190	34,298	29,860
Recoveries of loans previously charged-off:
Commercial and industrial	32	82	192	1,468
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	2	15	5	325
Commercial construction and land development	—	301	2	546
Commercial real estate	54	27	83	203
Residential	2	—	21	20
Consumer	116	151	160	248
Total recoveries	206	576	463	2,810
Loans charged-off:
Commercial and industrial	(2,454)	(599)	(5,700)	(1,754)
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	(1,473)	(392)	(1,591)	(775)
Commercial construction and land development	(2,125)	—	(2,125)	(1,293)
Commercial real estate	—	(34)	(711)	(1,105)
Residential	(38)	(1,126)	(144)	(1,466)
Consumer	—	(617)	(682)	(1,279)
Total charged-off	(6,090)	(2,768)	(10,953)	(7,672)
Net charge-offs	(5,884)	(2,192)	(10,490)	(4,862)
Balance at end of period	$23,808	$24,998	$23,808	$24,998
Net charge-offs (annualized) as a percentage of average loans outstanding	1.13%	0.45%	0.51%	0.26%
Allowance for loan losses as a percentage of period-end loans	1.17%	1.25%	1.17%	1.25%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of December 31, 2015 and for the preceding four quarters (dollar amounts in thousands).

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$8,506	$10,850	$11,985	$12,375	$11,634
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	6,863	9,290	7,720	6,210	7,416
Commercial construction and land development	10,368	3,017	3,226	3,241	3,228
Commercial real estate	9,388	6,722	6,384	6,362	5,824
Residential	5,331	5,133	5,336	4,971	4,987
Consumer	1,400	1,200	1,177	1,573	1,877
Total nonaccrual loans	41,856	36,212	35,828	34,732	34,966
Loans past due 90 days or more and still accruing	1,602	—	—	—	445
Total nonperforming loans	43,458	36,212	35,828	34,732	35,411
Foreclosed assets	7,188	5,898	5,981	7,937	7,681
Total nonperforming assets	$50,646	$42,110	$41,809	$42,669	$43,092

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs (included in nonaccrual loans above)	$13,862	$14,938	$15,667	$16,272	$15,030
Accruing TDRs	10,482	10,608	10,653	10,627	10,712
Total TDRs	$24,344	$25,546	$26,320	$26,899	$25,742

Nonperforming loans to total loans	2.14%	1.73%	1.73%	1.73%	1.77%

Nonperforming assets to total assets	1.74%	1.42%	1.39%	1.43%	1.44%

Nonperforming loan coverage	55%	74%	72%	74%	71%

Allowance for loan losses as a percentage of total period-end loans	1.17%	1.27%	1.25%	1.29%	1.25%

Nonperforming assets / capital plus allowance for loan losses	17%	14%	14%	14%	15%